Regal-Beloit Corporation

___________________________________

First Amendment
Dated as of August 16, 2011

to

Note Purchase Agreement
Dated as of July 14, 2011

___________________________________

Re:

$500,000,000 Series 2011A Senior Notes

First Amendment to Note Purchase Agreement

This First Amendment to Note Purchase Agreement dated as of August 16, 2011 (the or this “First Amendment”) is among Regal-Beloit Corporation, a Wisconsin corporation (the “Company”), and each of the institutions set forth on the signature pages to this First Amendment (the “Purchasers”).  Capitalized definitional terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement (as defined below) unless herein defined or the context shall otherwise require.

Recitals:

A.The Company and each of the Purchasers have heretofore entered into a Note Purchase Agreement dated as of July 14, 2011 (the “Note Purchase Agreement”), pursuant to which (a) the Company issued an aggregate principal amount of its (i) $75,000,000 Series 2011A 4.99% Senior Notes, Tranche A, due July 14, 2021, (ii) $75,000,000 Series 2011A 5.09% Senior Notes, Tranche B, due July 14, 2023, (iii) $84,000,000 Series 2011A 4.09% Senior Notes, Tranche C, due July 14, 2018, (iv) $94,000,000 Series 2011A 4.77% Senior Notes, Tranche D, due July 14, 2021 and (v) $95,000,000 Series 2011A 4.87% Senior Notes, Tranche E, due July 14, 2023 and (b) the Company agreed to issue and certain of the Purchasers agreed to purchase, subject to the satisfaction of certain closing conditions, an aggregate principal amount of its (i) $16,000,000 Series 2011A 4.09% Senior Notes, Tranche F, due July 14, 2018 and (ii) $61,000,000 Series 2011A 4.77% Senior Notes, Tranche G, due July 14, 2021 (collectively, the “Notes”).

B.Pursuant to Section 3 of the Note Purchase Agreement, the Second Closing is required to occur on or prior to August 17, 2011.

C.Pursuant to Section 4.14 of the Note Purchase Agreement, the obligation of the Purchasers of the Tranche F Notes and the Tranche G Notes to purchase and pay for such Notes at the Second Closing is conditioned upon the Company’s receipt, on or prior to the Second Closing, of all regulatory approvals to consummate the transactions contemplated by that certain Asset and Stock Purchase Agreement dated as of December 12, 2010 between the Company and A.O. Smith Corporation.

D.The condition to the Second Closing contained in Section 4.14 of the Note Purchase Agreement will not occur on or prior to August 17, 2011.

E.The Company has requested that the Purchasers agree to amend the Note Purchase Agreement as hereinafter set forth.

F.The Purchasers are willing to amend the Note Purchase Agreement, in the respects, but only in the respects, hereinafter set forth and on the terms and conditions set forth herein.

G.All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, the Company and the Purchasers, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

Section 1.Amendment.

     Section 1.1. Section 3 and Section 17.1(a) of the Note Purchase Agreement shall be and is hereby amended by deleting the references to “August 17, 2011” therein and replacing them with “September 7, 2011.”

Section 1.2. The definition of “Required Holders” in Schedule B of the Note Purchase Agreement shall be and is hereby amended by deleting the references to “August 17, 2011” therein and replacing them with “September 7, 2011.”

Section 2.Representations and Warranties of the Company.

Section 2.1. To induce the Purchasers to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company represents and warrants to the Purchasers that:

(a)this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)the execution, delivery and performance by the Company of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

(d)as of the date hereof, no Default or Event of Default has occurred which is continuing; and

(e)all of the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date.

Section 3.Conditions to Effectiveness of This First Amendment.

Section 3.1. This First Amendment shall become effective as of August 16, 2011 when each and every one of the following conditions shall have been satisfied:

(a)executed counterparts of this First Amendment, duly executed by the Company, the Subsidiary Guarantors and the Required Holders shall have been delivered to the Purchasers;

(b)the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

(c)each Purchaser shall have received such certificates of officers of the Company as it may reasonably request with respect to this First Amendment; and

(d)all corporate and other proceedings in connection with the transactions contemplated by this First Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Section 4.Miscellaneous.

Section 4.1. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

Section 4.3. Each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import in instruments or documents provided for in the Note Purchase Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Note Purchase Agreement, as amended hereby.

Section 4.4. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.5. This First Amendment shall be governed by and construed in accordance with the internal laws of the State of New York excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 4.6. This First Amendment and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.  All covenants made by the Company herein shall survive the delivery of this First Amendment.

Section 4.7. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute but one and the same amendment.  Delivery of an executed counterpart of this First Amendment by facsimile or email shall be as effective as delivery of a manually executed counterpart of this First Amendment.

Section 4.8. This First Amendment and the documents referred to herein contain the entire agreement among the Purchasers and the Company with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding on the Purchasers unless clearly expressed in this Agreement or in the other documents referred to herein.

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

Very truly yours,

Regal-Beloit Corporation

By /s/ Charles A. Hinrichs
Name: Charles A. Hinrichs
Title: Vice President and Chief Financial Officer

Consented to by the Subsidiary Guarantors:
Hub City, Inc.
Marathon Special Products Corporation
Regal-Beloit Flight Service, Inc.
RBC Horizon, Inc.
Morrill Motors, Inc.
RBC Manufacturing Corporation
Jakel Motors Incorporated
RBC Power Electronics, Inc.
Ramu Inc.
Unico, Inc.

By /s/ Charles A. Hinrichs
Name: Charles A. Hinrichs
Title: Vice President and Treasurer

Morrill Electric, Inc.

By /s/ John M. Perino
Name: John M. Perino
Title: Vice President and Treasurer

Regal Beloit Logistics, LLC

By /s/ Charles A. Hinrichs
Name: Charles A. Hinrichs
Title: Vice President and Treasurer

RBC Holding LLC

By /s/ John M. Perino
Name: John M. Perino
Title: Director

Accepted and Agreed to:

First SunAmerica Life Insurance Company
Western National Life Insurance Company

by: AIG Asset Management (U.S.), LLC, as
Investment Advisor

By: /s/ Gerald F. Herman
Name: Gerald F. Herman
Title: Vice President

Accepted and Agreed to:

Hartford Life Insurance Company
hartford Accident and Indemnity Company
Hartford Casualty Insurance Company

By: Hartford Investment Management Company
Their Agent and Attorney-in-Fact

By: /s/ John R. Knox
Name: John R. Knox
Title: Vice President

Accepted and Agreed to:

Massachusetts Mutual Life Insurance
Company

By: Babson Capital Management LLC as
Investment Advisor

By: /s/ Thomas P. Shea
Name: Thomas P. Shea
Title: Managing Director

C.M. Life Insurance company

By: Babson Capital Management LLC as
Investment Advisor

By: /s/ Thomas P. Shea
     Name:  Thomas P. Shea
     Title:    Managing Director

Accepted and Agreed to:

Connecticut General Life Insurance Company

By: CIGNA Investments, Inc. (authorized agent)

By: /s/ Leonard Mazlish
Name: Leonard Mazlish
Title: Managing Director

CIGNA Life Insurance Company of New York

By: CIGNA Investments Inc. (authorized agent)

By: /s/ Leonard Mazlish
     Name:  Leonard Mazlish
     Title:    Managing Director

Life Insurance Company of North America

By: CIGNA Investments Inc. (authorized agent)

By: /s/ Leonard Mazlish
     Name:  Leonard Mazlish
     Title:    Managing Director

Accepted and Agreed to:

The Northwestern Mutual Life Insurance
Company, a Wisconsin corporation

By: /s/ Jerome R. Baier
Name: Jerome R. Baier
Its Authorized Representative

Accepted and Agreed to:

The Prudential Insurance Company of
America

By: /s/
Vice President

Gilbraltar Life Insurance Co., Ltd.

By: Prudential Investment Management (Japan)
Inc., as Investment Manager

By: Prudential Investment Management, Inc., as
Sub-Adviser

By: /s/
Vice President

Prudential Annuities Life Assurance
Corporation

By: Prudential Investment Management, Inc., as
Investment Manager

By: /s/
Vice President

Physicians Mutual Insurance Company.

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/
Vice President

Accepted and Agreed to:

United of Omaha Life Insurance Company

By: /s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Vice President

Companion Life Insurance Company

By: /s/ Justin P. Kavan
     Name:  Justin P. Kavan
     Title:    Authorized Signer

Accepted and Agreed to:

The Guardian Life Insurance Company of
America

By: /s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: Senior Director, Private Placements

Berkshire Life Insurance Company of America

By: /s/ Barry Scheinholtz
     Name:  Barry Scheinholtz
     Title:    Senior Director, Private Placements

Accepted and Agreed to:

American United Life Insurance Company

By: /s/ Michael I. Bullock
Name: Michael I. Bullock
Title: V.P. Private Placements

Accepted and Agreed to:

Allstate Life Insurance Company of New York

By: /s/ Orlando Purpura
Name: Orlando Purpura
Title: Authorized Signatory

By: /s/ Jerry D. Zinkula
Name: Jerry D. Zinkula
Title: Authorized Signatory

Accepted and Agreed to:

Modern Woodmen of America

By: /s/ Michael E. Dau
Name: Michael E. Dau
Title: Treasurer & Investment Manager

Accepted and Agreed to:

Woodmen of the World Life Insurance society

By: /s/ Robert Maher
Name: Robert Maher
Title: Vice President of Investments

Accepted and Agreed to:

The Automobile Insurance Company of
Hartford, Connecticut

By: /s/ Annette M. Masterson
Name: Annette M. Masterson
Title: Vice President

Accepted and Agreed to:

Southern Farm Bureau Life Insurance
Company

By: /s/ David Divine
Name: David Divine
Title: Portfolio Manager

Accepted and Agreed to:

State of Wisconsin Investment Board

By: /s/ Christopher P. Prestigiacomo
Name: Christopher P. Prestigiacomo
Title: Portfolio Manager

Accepted and Agreed to:

Assurity Life Insurance Company

By: /s/ Victor Weber
Name: Victor Weber
Title: Senior Director – Investments

Accepted and Agreed to:

Metropolitan Life Insurance Company
on behalf of itself and as investment manager of
the entities below:

MetLife Insurance company of Connecticut
MetLife Investors USA Insurance Company
General American Life Insurance Company
Missouri Reinsurance (Barbados), Inc.
Economy Fire and Casualty Company

By: /s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

Union Fidelity Life Insurance Company
By: MetLife Investment Advisors Company, LLC,
Its investment adviser

Employers Reassurance Company
By: MetLife Investment Advisors Company, LLC,
Its investment adviser

By: /s/ Judith A. Gulotta
     Name:  Judith A. Gulotta
     Title:    Managing Director